EX-2.2
             AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE


     THIS AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE is made as of June 4, 2001 by and among Return Assured Incorporated, a Delaware corporation ("RAI"), IBUI Acquisition Corp., a Nevada corporation (the "Merger Subsidiary" and together with RAI, the "RAI Parties"), and Internet Business's International, Inc., a Nevada corporation ("IBUI"). RAI, the Merger Subsidiary and IBUI are individually referred to as a "Party" and collectively referred to herein as the "Parties". Certain other terms are used herein as defined below in
Article I or elsewhere in this Agreement.

                                  BACKGROUND

     This Agreement sets forth the terms and conditions under which
(i) the Merger Subsidiary, which is a Wholly-Owned Subsidiary of RAI, will merge with and into IBUI (the "Merger and Share Exchange"). The Parties intend that upon completion of the Merger and Share Exchange, IBUI will be a Wholly-Owned Subsidiary of RAI.

     The Merger Subsidiary is a Wholly-Owned Subsidiary of RAI and has been formed solely to facilitate the Merger and Share Exchange and has conducted and will conduct no business or activity other than in connection with the Merger and Share Exchange.

     NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

                                  ARTICLE 1
                                 DEFINITIONS

     For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

"Acquisition Proposal" is defined in Section 8.2(a).

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

"Agreement" means this Agreement and the Exhibits and Disclosure
Schedules hereto.

"Articles of Merger and Share Exchange" is defined in Section 2.2.

"Assets" means, with respect to RAI, the Merger Subsidiary or IBUI, as shown by the context in which used, all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent financial statements, that are owned or possessed by such Party and its Subsidiaries, taken as a whole.

"Assumed IBUI Option" is defined in Section 2.10(b).

"IBUI" means The Internet Business's International, Inc., a Nevada corporation.

"IBUI Assets" means the Assets of IBUI.

"IBUI Balance Sheet" is defined in Section 6.7.

"IBUI Balance Sheet Date" is defined in Section 6.7.

"IBUI Benefit Plan" is defined in Section 6.15.

"IBUI Business" means the Business of IBUI.

"IBUI Common Stock" means the common stock, par value $0.001 per share, of IBUI.

"IBUI Companies" means IBUI and any IBUI subsidiaries.

"IBUI Disclosure Schedule" means the Disclosure Schedule containing information relating to IBUI pursuant to Article V and other provisions hereof that has been provided to the other Parties on the date hereof.

"IBUI Financial Statements" means the financial statements of IBUI.

"IBUI Indemnified Loss" is defined in Section 16.2.

"IBUI Indemnified Party" means IBUI and its Affiliates and each of their respective officers, directors, employees, agents and counsel; provided, however, that no Person who indemnifies IBUI Indemnified Parties in this Agreement in his capacity as a Stockholder will be an IBUI Indemnified Party for purposes of this Agreement, notwithstanding that the Person is an IBUI Indemnified Party for purposes of one or more of the other Agreements.

"IBUI's knowledge" or "knowledge of IBUI" with reference to any item means that which an executive officer of IBUI actually knows.
"IBUI Required Consents" is defined in Section 15.4.

"IBUI Shareholder" means a recordholder, as of the Effective Date of an outstanding certificate or certificates that immediately prior to the Effective Date represented IBUI Shares.

"IBUI Shareholder Meeting" is defined in Section 10.2.

"IBUI Subsidiary" means any Subsidiary of IBUI.

"IBUI Warrants" means any warrants to purchase IBUI Common Stock that are outstanding immediately prior to the Closing.

"IBUI Welfare Plan" is defined in Section 6.15(f).

"Benefit Plan" means all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, severance, incentive, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability, fringe benefit and similar plans, programs, arrangements or practices, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of ERISA.

"Business" means with respect to RAI, or IBUI, as shown by the context in which used, the entire business and operations of such Party and its Subsidiaries, taken as a whole.

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

"Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

"Closing" is defined in Section 4.1.

"Closing Date" is defined in Section 4.1.

"Code" means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

"Commission" means the Securities and Exchange Commission.

"Confidentiality Agreement" is defined in Section 8.4(b).

"Contract" means any written or oral contract, agreement, letter of intent, agreement in principle, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

"Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

"Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, or any arbitrator that is binding on any Person or its property under applicable Law.

"Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

"DGCL" means the Delaware General Corporation Law, as amended.

"Effective Date" shall mean the time that the Articles of Merger and Share Exchange are filed with the Nevada Secretary of State.

"Effectiveness Period" shall have the meaning set forth in Section 7.2(a).

"Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

"Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances which does or would (i) require assessment, investigation, abatement, correction, removal or remediation under any Environmental Law, (ii) give rise to any civil or criminal Liability under any Environmental Law, (iii) create or constitute a public or private nuisance or (iv) constitute a violation of or non-compliance with any Environmental Law.

"Environmental Law" means all Laws, Court Orders, principles of common law, and permits, licenses, registrations, approvals or other authorizations of any Governmental Authority relating to Hazardous
Substances, pollution, protection of the environment or human health.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Agent" is defined in Section 2.6(a).

"Execution Date" means June [date], 2001

"Existing IBUI Option" is defined in Section 2.10(a).

"GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth: (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

"Governmental Authority" means any federal, state, local, municipal or foreign or other government or governmental agency or body.

"Governmental Permit" is defined in Section 5.12(c).

"Hazardous Substances" means any material, waste or substance (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation, (i) any "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. and its implementing regulations, (ii) any "extremely hazardous substance," "hazardous chemical" or "toxic chemical" as those terms are defined by the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. 11001 et seq. and its implementing regulations, (iii) any "hazardous waste," as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. and its implementing regulations (iv) any "pollutant," as defined under the Water Pollution Control Act, 33 U.S.C. 1251 et seq. and its implementing regulations as any of such Laws in clauses (i) through
(iv) may be amended from time to time, and (v) any material, substance or waste regulated under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any Governmental Authority concerning protection of the environment, pollution, health or safety or the public welfare.

"Intellectual Property" means any Copyrights, Patents, Trademarks, technology, licenses, trade secrets, computer software and other intellectual property.

"Law" means any statute, law, ordinance, regulation, order, rule, common law principles or consent agreements of any Governmental
Authority, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

"Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person.

"Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

"Material Adverse Effect" means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of RAI, either as a corporate entity or with its Subsidiaries taken as a whole, or IBUI, as indicated by the context in which used, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

"Merger and Share Exchange" is defined in Section 2.1.

"Merger Subsidiary" is defined above in the Preamble.

"Nevada Law" means the Nevada Revised Statues.

"Party Representatives" is defined in Section 8.4(b).

"Patents" means patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Post-Signing Returns" is defined in Section 9.7.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Proxy Statement" is defined in Section 8.1(a).

"RAI" is defined above in the Preamble.

"RAI Assets" means the Assets of RAI.

"RAI Balance Sheet" is defined in Section 5.7.

"RAI Balance Sheet Date" is defined in Section 5.7.

"RAI Benefit Plan" is defined in Section 5.16(a).

"RAI Business" means the Business of RAI.

"RAI Common Shares" is defined in Section 2.6(a).

"RAI Companies" means RAI and any RAI Subsidiaries.

"RAI Disclosure Schedule" means the Disclosure Schedule containing information relating to RAI pursuant to Article V and other provisions hereof that has been provided to the other Parties on the date hereof.

"RAI Holder" means a recordholder, as of the Effective Date, of an outstanding certificate or certificates that immediately prior to the Effective Date represented RAI Shares.

"RAI's knowledge" or "knowledge of RAI" with reference to any item means that which an executive officer of RAI actually knows.

"RAI Personnel" is defined in Section 5.21(a).

"RAI Required Consents" is defined in Section 14.4.

"RAI SEC Reports" is defined in Section 5.7.

"RAI Shares" is defined in Section 2.5(a).

"RAI Stockholder" means a recordholder, as of the Effective Date, or an outstanding Certificate or Certificates that immediately prior to the Effective Date represented RAI Shares.

"RAI Stockholder Indemnified Party" means (a) each Stockholder and each of that Stockholder's Affiliates (other than the Company or, following the Closing, the Surviving Corporation or IBUI or any of its Subsidiaries, if the Stockholder is an Affiliate of IBUI), and each of their respective officers, directors, employees, agents and counsel and (b) prior to the Closing, the Company and each of its officers, directors, employees, agents and counsel who are not Stockholder Indemnified Parties within the meaning of clause (a) of this definition.

"RAI Stockholder Meeting" is defined in Section 9.2.

"RAI Subsidiary" means any Subsidiary of RAI.

"RAI 10-KSB" is defined in Section 5.9.

"RAI Warrants" means any warrants to purchase Merged Company Common Stock that are outstanding immediately prior to the Closing.

"RAI Welfare Plan" is defined in Section 5.16(f).

"Registration Indemnified Party" shall have the meaning set forth in
Section 7.6(c).

"Registration Indemnifying Party" shall have the meaning set forth in
Section 7.6(c).

"Registration Statement" means the registration statement, contemplated by Section 7.1, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

"Regulation" means any federal, state, local or foreign rule or regulation.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 145" means Rule 145 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Subsidiary" means any corporation or other legal entity of which RAI or IBUI, as the case may be (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of directors or other governing body of such corporation or other entity.

"Tax Return" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

"Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign Tax Law) and including any liability for Taxes as a transferee or successor, by Contract or otherwise.

"Termination Date" means September 30, 2001

"Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

"Transaction Documents" means this Agreement and the Employment
Agreements.

"Transactions" means the Merger and Share Exchange, the exchange of the IBUI Shares for RAI Shares, the assumption by RAI of the Existing IBUI Options, the exchange of the IBUI Warrants for RAI Warrants, and the other transactions contemplated by the Transaction Documents.

"Wholly-Owned Subsidiary" of any Person means any Subsidiary in which all of the stock or other equity interests is owned, directly or indirectly, by such Person.

                           ARTICLE 2
              PLAN OF MERGER AND SHARE EXCHANGE

     2.1  THE MERGER AND SHARE EXCHANGE

     Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL and Nevada Law, the Merger Subsidiary shall be merged with and into IBUI (the "Merger and Share Exchange"). Following the Merger and Share Exchange, IBUI shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under Nevada Law, and the separate corporate existence of the Merger Subsidiary shall cease.

     2.2  EFFECTIVE DATE

     As soon as practicable, but in any event within one business day after the satisfaction or waiver of all conditions to the Merger and Share Exchange, the Parties shall file with the Secretary of State of Nevada the Articles of Merger and Share Exchange (the "Articles of
Merger and Share Exchange") in such form as is required by Nevada Law.
The Merger and Share Exchange shall become effective at the Effective Date.

     2.3  CERTIFICATE OF INCORPORATION AND BYLAWS

     The Certificate of Incorporation of IBUI as in effect immediately prior to the Effective Date shall be the initial Certificate of Incorporation of the Surviving Corporation. The bylaws of IBUI as in effect immediately prior to the Effective Date shall be the initial bylaws of the Surviving Corporation.

     2.4  DIRECTORS

     The initial directors of the Surviving Corporation shall be [Names]. Such persons shall hold such positions until their successors are elected or appointed in accordance with the Certificate of Incorporation and the bylaws of the Surviving Corporation.

     2.5  EXCHANGE OF SHARES

     On the Effective Date the shares of the IBUI Common Stock shall be converted and exchanged into shares of RAI common stock, par value $0.001 per share , (the "Merged Company Common Stock") and warrants exercisable with respect to shares of RAI Common Stock shall become exercisable with respect to shares of Merged Company Common Stock in the following manner:

     (a) Each issued and outstanding share of the IBUI Common Stock shall, by virtue of the Merger and Share Exchange and without any action on the part of the holder thereof, be converted and exchanged into 0.14 shares of Merged Company Common Stock, provided however, that to the extent any holder of the IBUI Common Stock shall be entitled, as a result of the foregoing conversion and exchange, to receive less than a whole share of Merged Company Common Stock, then and in any such event:

        (i) no fractional share and/or fractional interest in a whole share shall be issued; and

        (ii) the fractional interest of such holder shall be liquidated for cash equivalent calculated on the basis of the closing sales price of Merged Company Common Stock on the Effective Date or on the first day thereafter that such price is available.

     (b) Anything in this Section 4 to the contrary notwithstanding, any and all issued shares of the IBUI Common Stock owned by IBUI and held as treasury stock shall be cancelled and retired and no shares of RAI Common Stock shall be issued with respect thereto.

     2.6  APPOINTMENT OF EXCHANGE AGENT

     Prior to the Effective Date RAI shall, subject to the provisions of Paragraph 8 hereof:

     (a)  Designate Continental Stock Transfer and Trust (the
     "Exchange Agent") to implement the exchange (subsequent to the Effective Date) of certificates representing shares of the IBUI Common Stock (the "Old Certificates") for certificates representing shares of RAI Common Stock (the "New Certificates");

     (b) engage the Exchange Agent for a period of the lesser of (i) 12 consecutive months following the Effective Date and (ii) the date on which all of the Old Certificates held by the IBUI Stockholders have been surrendered for the New Certificates; and

     (c) provide to the Exchange Agent sufficient supplies of New Certificates so as to enable a holder of an Old Certificate(s) to surrender such Certificate(s) and receive New Certificate(s).

     2.7  CERTIFICATE EXCHANGE

     Subsequent to the Effective Date the issuance and distribution of New Certificates in exchange for Old Certificates shall be implemented as follows:

     (a) As promptly after the Effective Date as shall be reasonably possible, the Exchange Agent shall be directed to, and shall, notify (the "Notification") each holder of an Old Certificate of the consummation of the Merger and Share Exchange, the availability of New Certificates and a description of the procedure to be followed (and documents to be executed and submitted) in connection with the surrender of the Old Certificate and the issuance of the New Certificate. Upon compliance by a holder thereof with the requirements for the certificate surrender and issuance specified in the Notification, the Exchange Agent shall be directed to, and shall, issue and transmit to such holder New Certificates (representing that number of shares of RAI Common Stock to which such holder shall be entitled as herein provided). Until surrendered and replaced as aforesaid:

        (i) each Old Certificate shall, and be deemed to, represent and evidence (for all corporate purposes other than the payment of dividends and other distributions) that number of shares of RAI Common Stock into which the shares of the IBUI Common Stock therein referred to are convertible and exchangeable as herein provided and

        (ii) each Old Certificate shall not be transferable on the books and records of IBUI and/or RAI.

     (b) From and after the Effective Date any and all dividends and/or distributions of every kind, nature or description declared and payable by RAI on, or with respect to, RAI Common Stock to any holder of an Old Certificate (collectively
     "Distributions") shall be paid, retained, invested and paid over as follows:

        (i) Until such time as the Old Certificate is surrendered for replacement by a New Certificate(s) as herein provided, no Distribution shall be paid over by RAI and/or the Exchange Agent to such holder on, or with respect to, the shares of RAI Common Stock evidenced by such Old Certificate;

        (ii) All Distributions payable on, or with respect to, shares of RAI Common Stock represented by Old Certificates shall be paid over by RAI to the Exchange Agent and dealt in and with by the Exchange Agent as follows:

          (A) All Distributions in cash shall be deposited by the Exchange Agent in an interest bearing account
         (the "Distribution Account") and retained and disposed of as hereinbelow provided;

         (B) Upon surrender by, or on behalf of, a holder of an Old Certificate for surrender and replacement as hereinabove provided (or satisfactory proof of loss and an indemnity in favor of, and acceptable to, RAI and the Exchange Agent), the Exchange Agent shall pay over and/or deliver to such holder (in addition to the New Certificate(s) to which such holder shall be entitled)
         (y) the principal amount of any cash dividends and any property (other than shares of RAI Common Stock) previously received by the Exchange Agent with respect to the shares of RAI Common Stock evidenced by such Old Certificate and (z) a certificate representing any shares of RAI Common Stock forming part of any Distribution made prior to the date of any such surrender; and

         (C) Any and all interest earned and/or credited on, or with respect to, Distributions shall be applied by the Exchange Agent to the payment of its fees and disbursements and the remainder, if any, paid over to RAI upon the termination of the engagement of the Exchange Agent.

     (c) From and after the Effective Date the sole rights of the holders of Old Certificates (except as otherwise provided by law) shall be those to which they are entitled as owners of RAI Common Stock into which the shares of the IBUI Common Stock evidenced by such Old Certificates shall have been converted as herein provided.

     2.8  TRANSFERS

     If the holder of any Old Certificate desires that the New Certificate to be issued in replacement therefore (as hereinabove provided) is to be issued in a name other than that on the Old Certificate which it replaces, any such issuance shall be subject to and conditioned upon:

     (a) Delivery to the Exchange Agent of the Old Certificate duly endorsed in blank or accompanied by a duly executed stock assignment power and otherwise in form for transfer acceptable to the Exchange Agent; and

     (b) Payment to RAI or the Exchange Agent of any and all transfer and/or other taxes payable, in the opinion of the Exchange Agent, by reason of the issuance and/or transfer of such New Certificate and/or the shares of RAI Common Stock evidenced thereby.

2.9  TERMINATION OF EXCHANGE AGENT

     Upon the termination of the Exchange Agent's engagement as hereinabove provided, the Exchange Agent shall deliver to RAI the then balance of the Distribution Account and, upon such delivery, the Exchange Agent shall have no further duties or obligations as exchange agent to RAI, The Merger Subsidiary, IBUI or their respective stockholders. Thereafter, the duties to be performed by the Exchange Agent as described in Sections 6 and 7 hereof shall be performed by RAI in lieu of, and instead of, the Exchange Agent. All blank stock certificates evidencing RAI Common Stock shall be retained by the Exchange Agent for utilization by it in the performance of its duties as transfer agent for, and with respect to, RAI Common Stock.

2.10  OPTIONS AND WARRANTS

     (a) At the Effective Date, RAI shall assume IBUI's rights and obligations under each of the outstanding stock options previously granted by IBUI to certain of its employees, directors and consultants that are outstanding immediately prior to the Effective Date (each such stock option existing immediately prior to the Effective Date is referred to herein as an "Existing IBUI Option" and each such assumed stock option existing immediately after the Effective Date is referred to herein as an "Assumed IBUI Option"). Under each Assumed IBUI Option, the optionee shall have the right to receive from RAI, in accordance with the terms and subject to the conditions of the Existing IBUI Option, the Merger Consideration that such optionee would have been entitled to receive had the optionee exercised his or her Existing IBUI Option immediately prior to the Effective Date, but only in accordance with the terms and conditions of the Existing IBUI Option (including payment of the aggregate exercise price thereof). Except as provided in this
Section 2.10(a), the Assumed IBUI Option shall not give the optionee any additional benefits that the holder thereof did not have under the Existing IBUI Option; provided, however, that the terms of such Existing IBUI Options shall govern the vesting thereof, including, if applicable, any vesting of Existing IBUI Options as a result of the Merger and Share Exchange. Each Assumed IBUI Option shall constitute a continuation of the Existing IBUI Option, substituting RAI for IBUI.

     (b) Each IBUI Warrant that is outstanding immediately prior to the Effective Date and that does not expire at the Effective Date by the terms thereof shall, by virtue of the Merger and Share Exchange and pursuant to the terms of the IBUI Warrant or with the consent of the majority of the holders thereof, be converted into and exchanged for a Merged Company Warrant exercisable for the [Conversion Number] of Merged Company Shares for each share of Merged Company Common Stock for which the IBUI Warrant is exercisable immediately prior to the Effective Date, at an exercise price per Merged Company Share that has been adjusted in accordance with the terms of the IBUI Warrant converted hereunder as a result of the Merger and Share Exchange. The IBUI Warrants shall have the terms and conditions of the IBUI Warrants converted hereunder. At the Effective Date, RAI shall make available to any holders of IBUI Warrants converted hereunder a new warrant evidencing RAI Warrant.

     2.11  [Intentionally Omitted]

     2.12  MERGER SUBSIDIARY CAPITAL STOCK

     Each share of capital stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Date shall be converted, by virtue of the Merger and Share Exchange, into one share of common stock of the Surviving Corporation.

     2.13  NO FURTHER TRANSFER OF SHARES

     After the Effective Date, there shall be no transfers of IBUI Shares that were outstanding immediately prior to the Effective Date on the stock transfer books of the Surviving Corporation. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

                                   ARTICLE 3
                               RESCISSION RIGHTS

3.1  GENERAL

     Each of the RAI Parties and IBUI acknowledge and agree that the obligations of the RAI Parties and IBUI are unique and personal to the RAI Parties and IBUI, respectively, and may be discharged only by the RAI Parties and IBUI, respectively. The RAI Parties and IBUI further acknowledge and agree that if the RAI Parties or IBUI were to fail to observe or to perform any of certain provisions of this Agreement, including in particular those set forth in this Article III, the award of damages arising from such breach would be difficult, and perhaps impossible, to ascertain in money or money's worth, and therefore, damages would not be an adequate remedy. Therefore the Parties agree that each of the RAI Parties and IBUI shall have rescission rights as set forth in this Article III.

3.2  RESCISSION RIGHTS OF RAI STOCKHOLDERS

     If any representation or warranty of IBUI contained in this Agreement or any covenant of IBUI contained in this Agreement shall be materially breached, then, at any time for twelve (12) months after the Effective Date, the majority in interest of the RAI Stockholders may rescind the Merger and Share Exchange by signing RAI notice of the right to rescind the Merger and Share Exchange. RAI shall then promptly give notice of the RAI Stockholders notice of rescission to the IBUI Shareholders and the IBUI Shareholders shall have thirty (30) days from the date of the RAI Stockholders notice to cure such breach if such breach is capable of being cured. If the breach is not cured within the applicable period or not capable of being cured, then all of the shares of the Surviving Corporation shall be put back to the RAI Stockholders in accordance with Section 3.4.

3.3  RESCISSION RIGHTS OF IBUI SHAREHOLDERS

     If any representation or warranty of the RAI Parties contained in this Agreement or any covenant of IBUI contained in this Agreement shall be materially breached then, at any time twelve (12) months after the Effective Date, then the majority in interest of the IBUI Shareholders may rescind the Merger and Share Exchange by signing RAI notice of the right to rescind the Merger and Share Exchange. RAI shall then promptly give notice of the IBUI Shareholders notice of rescission to the RAI Stockholders and the RAI Stockholders shall have thirty (30) days from the date of the IBUI Shareholders notice to cure such breach if each breach is capable of being cured. If the breach is not cured within the applicable period or not capable of being cured, then all of the shares of the Surviving Corporation shall be put back to the IBUI Shareholders in accordance with Section 3.4.

3.4  APPLICABLE PROVISIONS TO ARTICLE III

     In the event of rescission under Sections 3.2 or 3.3, the following shall apply:

     (a) All assets held by IBUI at the Effective Date shall be held by IBUI when returned to the IBUI Shareholders, upon the closing of the rescission; and

     (b) New assets acquired by the Surviving Corporation after the Effective Date and held by IBUI on the closing of the rescission, to the extent not offset by new liabilities of IBUI on the closing of the rescission shall be equitably divided between RAI and IBUI, and, to the extent that the Parties can not agree upon an equitable division, such new assets shall be sold and the net proceeds of sale shall be evenly divided between RAI and IBUI.

     3.5  MODIFICATION

     Any provision under this Article III may be modified or waived only by the written consents of the majority in interest or the IBUI
Shareholders and the RAI Stockholders.

                                ARTICLE 4
                               THE CLOSING

     4.1  THE CLOSING

     The closing of the transactions contemplated by this Agreement shall take place on such date, at such place and at such time within five business days after the satisfaction or waiver of the last of the conditions set forth in Article XII, XIII, XIV and XV hereof. The closing of such transactions shall be referred to herein as the "Closing;" the date of the Closing shall be referred to herein as the "Closing Date".

     4.2  DELIVERIES

     At the Closing,

     (a) IBUI, the Merger Subsidiary and RAI shall deliver or cause to be delivered to the Secretary of State of the State of Nevada a duly executed Articles of Merger and Share Exchange as required under Nevada Law and the Parties shall take all such other and further actions as may be required by Nevada Law and any other applicable Law to make the Merger and Share Exchange effective upon the terms and subject to the conditions hereof; and

     (b) The Parties shall also deliver to each other the respective agreements and other documents and instruments specified with respect to them in Articles XII, XIII, XIV and XV.

                                  ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF RAI

RAI hereby represents and warrants to IBUI as follows, except as otherwise set forth in the RAI Disclosure Schedule (items disclosed in one Section of such Schedule shall apply to all other Sections unless specified otherwise):

5.1  CORPORATE

     Each RAI Company is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Each RAI Company is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each RAI Company (all of which have been delivered or made available to IBUI) have been duly adopted and are current, correct and complete. Each RAI Company has all necessary corporate power and authority to own, lease and operate its part of the RAI Assets and to carry on its part of the RAI
Business as it is now being conducted.

     5.2  AUTHORIZATION

     Each RAI Company has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by each RAI Company has been duly authorized by all necessary corporate action, other than the approval of this Agreement and consummation of the Merger and Share Exchange, which is subject to the approval of the holders of a majority of the outstanding RAI Common Shares, and are the only consents or approvals of holders of RAI capital stock required for the consummation of the Transactions. Each Transaction Document executed and delivered by each RAI Company as of the date hereof has been duly executed and delivered by such RAI Company and constitutes a valid and binding obligation of such RAI Company enforceable against such RAI Company in accordance with its terms. Any Transaction Document executed and delivered by each RAI Company after the date hereof will be duly executed and delivered by such RAI Company and will constitute a valid and binding obligation of such RAI Company, enforceable against such RAI Company in accordance with its terms, except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

     5.3  VALIDITY OF CONTEMPLATED TRANSACTIONS

     Except for compliance with (i) the Securities Act and the Exchange Act and (ii) the filing of the Articles of Merger and Share Exchange with the Secretary of State of the State of Nevada, neither the execution and delivery by each RAI Company of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) any Law or Court Order to which any RAI Company is subject, (b) the Charter Documents or bylaws of any RAI Company, or (c) any Contracts to which any RAI Company is a party or by which any of the RAI Assets may be subject, except for Defaults which would not have a Material Adverse Effect.

     5.4  CAPITALIZATION AND STOCK OWNERSHIP

     The total authorized capital stock of RAI consists of (a) 50,000,000 shares of Merged Company Common Stock, and (b) 1,000,000 shares of Series A Preferred Stock, par value $0.001 per share (the "Preferred Stock"). Of such authorized capital stock, the only issued
and outstanding shares on the date hereof are [        ] RAI Common
Shares. Except as set forth in the RAI Disclosure Schedule, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of RAI. The RAI Disclosure Schedule sets forth, as of the date hereof, as to each option or warrant, the holder, date of grant, exercise price and number of shares subject thereto. All of the issued and outstanding RAI Common Shares are validly issued fully paid and non-assessable. Following the Effective Date, no options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) will entitle any Person to acquire any securities of the Surviving Corporation or any subsidiary thereof.

5.5  LISTING

     RAI Common Stock is listed for quotation on the NASDAQ Small Cap Market under the symbol "RTRN". RAI has received a letter from NASDAQ indicating that it has not met the ongoing listing requirements in that RAI's common stock has traded below $1.00 for more than 30 trading days. The Company's shares now must close above $1.00 for 10 consecutive trading days by June 4, 2001. After June 4, 2001, RAI may request a meeting with NASDAQ to address this issue.

     5.6  REGISTRATION STATEMENT; CONSENT SOLICITATION STATEMENT; PROSPECTUS

     None of the information supplied or to be supplied by or on behalf of any RAI Company specifically for inclusion in the Registration Statement (as defined in Section 7.1) will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time of distribution to the IBUI Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of any RAI Company specifically for inclusion or incorporation by reference in the Consent Solicitation Statement/Prospectus (as defined in Section 7.1) will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment or supplement) is mailed to the stockholders of RAI and at the time of the RAI Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Consent Solicitation Statement/Prospectus (except for information relating solely to IBUI) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the Regulations promulgated thereunder.

5.7  RAI SEC REPORTS; FINANCIAL STATEMENTS

     RAI has filed all required forms, reports, statements, schedules and other documents with the SEC since January 1, 1997, including its
(a) Annual Reports on Form 10-KSB for the fiscal years ended August 30, 2000, 1999 and 1998, (b) all proxy statements relating to RAI's meetings of stockholders (whether annual or special) held since January 1, 1997, and (c) all other reports or registration statements filed by RAI with the SEC since January 1, 1997 (collectively, the "RAI SEC Reports"). Each of such RAI SEC Reports, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules, contained in the RAI SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of RAI as at the respective dates thereof and the consolidated results of operations and cash flows of RAI for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of RAI as of August 30, 2000 is referred to as the "RAI Balance Sheet" and the date thereof is referred to as the "RAI Balance Sheet Date."

5.8  TAXES

     (a) Each RAI Company has (i) filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Date and all such Tax Returns filed were true, correct and complete in all material respects, and (ii) paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

     (b) Each RAI Company has (i) duly paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due, except to the extent that a sufficient reserve for Taxes has been reflected on the RAI Balance Sheet and (ii) provided a sufficient reserve on the RAI Balance Sheet for the payment of all Taxes not yet due and payable.

     (c) No deficiency in respect of any Taxes which has been assessed against an RAI Company remains unpaid, except for Taxes being contested in good faith, and RAI has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against an RAI Company with respect to any Taxes.

     (d) No RAI Company has extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

     (e) There are no liens for Taxes upon any assets of any RAI Company except for liens for current Taxes not yet due.

     (f) Each RAI Company has to its knowledge (i) complied with all material provisions of the Code relating to the withholding and payment of Taxes and (ii) has made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

     (g) No RAI Company is a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

     (h) No RAI Company is a party to any agreement relating to the allocating or sharing of the payment of, or liability for, Taxes for any period (or portion thereof).

     (i) To RAI's knowledge, except for the group of which RAI is presently the ultimate parent, no RAI Company has ever been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

     5.9  TITLE TO ASSETS AND RELATED MATTERS

     Each RAI Company has good and marketable title to its part of the RAI Assets, free from any Encumbrances except (a) any Encumbrance in favor of any RAI Company, (b) items described in any notes to the consolidated financial statements of RAI contained in RAI's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2000 (the "RAI 10-KSB") included in the RAI SEC Reports, (c) minor matters that would not have a Material Adverse Effect, (d) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due and
(e) RAI Assets transferred among the RAI Companies.

     5.10  REAL PROPERTY

     All material real estate leased by any RAI Company as of the date hereof and used in the operation of the RAI Business are disclosed in the RAI SEC Reports. As of the date hereof, none of the RAI Companies owns any real property.

     5.11  SUBSIDIARIES

     As of the date hereof none of the RAI Companies owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business trust, joint venture or other legal entity. RAI (or another RAI Company) owns all of the issued and outstanding shares of capital stock of each RAI Subsidiary. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition or voting of any issued or unissued capital stock or other securities of any RAI Subsidiary. All of the shares of capital stock of each RAI Subsidiary are duly and validly authorized and issued, fully paid and non-assessable.

5.12  LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS
..
     (a) There is no Litigation that is pending or, to RAI's knowledge, threatened against any RAI Company that would have a Material Adverse Effect. RAI is and has been in compliance with all applicable Laws, including Environmental Law, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to any RAI Company, including Environmental Laws, except for any Defaults that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to any RAI Company. No RAI Company has received any written notice and, to the knowledge of RAI, no other communication has been received to the effect that it is not in compliance with any applicable Laws, and RAI has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws, except to the extent that such failures to comply or violations would not have a Material Adverse Effect.

     (b)  To RAI's knowledge, there is no Environmental
Condition at any property presently or formerly owned or leased by an RAI Company which is reasonably likely to have a Material
Adverse Effect.

     (c) The RAI Companies have all material consents, permits, franchises, licenses, concessions, registrations, certificates of occupancy, approvals and other authorizations of Governmental Authorities (collectively, the "Governmental Permits") required in connection with the operation of their respective businesses as now being conducted, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect, would not have a Material Adverse Effect. Each RAI Company has complied, in all material respects, with all of its Governmental Permits, except where the failure to so comply would not have a Material Adverse Effect.

     5.13  CONTRACTS AND COMMITMENTS

     The RAI Disclosure Schedule describes:

     (a) Contracts (excluding letters of intent and agreements in principle) involving any RAI Company in amounts in excess of $100,000.

     (b) All employment, consulting, management, severance or agency Contracts providing for annual payments of at least $100,000 (y) with any executive officers or directors of RAI, or
(z) allowing the other party to terminate and receive payment based on the execution of this Agreement and consummation of the Transactions.

     (c) Any employment agreements with any Person to whom any RAI Company makes annual salary payments in excess of $100,000.

     (d) All Contracts limiting the freedom of any RAI Company to compete in any line of business, or with any Person, or in any geographic area or market.

Each Contract providing for payments in excess of $100,000 to which any RAI Company is a party (i) is legal, valid, binding and enforceable against RAI or the applicable Subsidiary except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought, and
(ii) neither RAI nor the applicable Subsidiary, nor to RAI's knowledge, any other party, is in Default under any such Contract, other than in the case of (i) and (ii) above where the failure to be so would not have a Material Adverse Effect.

     5.14  EMPLOYEE RELATIONS

     No RAI Company is (a) a party to, involved in or, to RAI's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and no RAI Company has experienced any work stoppage during the last three years.

     5.15  ERISA
..
     (a) The RAI Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by any RAI Company or under which any RAI Company may be obligated for its employees, directors or independent contractors ("RAI Benefit Plans"). RAI has delivered or made available to IBUI (i) accurate and complete copies of all RAI Benefit Plan documents and of any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) accurate and complete detailed summaries of all unwritten RAI Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all RAI Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all RAI Benefit Plans (for which annual reports are required) prepared within the last two years.

     (b) All RAI Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, the requirements of ERISA, the Code and all other applicable Laws, including applicable Laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the RAI Benefit Plans, that could subject any RAI Company to any material penalty or tax imposed under the Code or ERISA.

     (c) Any RAI Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any RAI Benefit Plan.

     (d) No RAI Company has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and (ii) no RAI Company, nor any entity that has been treated as a single employer with any RAI Company under Sections 414(b), (c), (m) or (o) of the Code, has any liability, contingent or otherwise, under Title IV of ERISA or
Section 412 of the Code.

     (e) There are no pending or, to the knowledge of RAI, threatened claims by or on behalf of any RAI Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any RAI Benefit Plans, alleging any breach of fiduciary duty on the part of any RAI Company or any of the officers, directors or employees of any RAI Company under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To RAI's knowledge, the RAI Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"). Each RAI Company has made all required contributions under the RAI Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

     (f) With respect to any RAI Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (an "RAI Welfare Plan"), (i) each RAI Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to an RAI Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code, and (iii) any RAI Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

     (g)  The execution of this Agreement and the
performance of the Transactions will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any RAI Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of any RAI Company.

     5.16  PATENTS, TRADEMARKS, ETC.

     To RAI's knowledge, no RAI Company infringes upon or unlawfully or wrongfully uses any Intellectual Property owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property owned or claimed by RAI, except for those situations that would not have a Material Adverse Effect. To RAI's knowledge, the RAI Companies own or have valid rights to use all Intellectual Property used in the conduct of their business except where the failure to have valid rights to use such Intellectual Property will not have a Material Adverse Effect, free and clear of all Encumbrances, other than Encumbrances which would not have a Material Adverse Effect.

     5.17  ABSENCE OF CERTAIN CHANGES

     Since the RAI Balance Sheet Date, the RAI Companies have conducted the RAI Business in the ordinary course, as of the date hereof, there has not been:

     (a) any Material Adverse Effect on the RAI Business or, in the aggregate, Liabilities of the RAI Companies;

     (b) any distribution or payment declared or made in respect of RAI's capital stock by way of dividends, purchase or redemption of shares or otherwise;

     (c) any increase in the compensation payable or to become payable to any current director or officer of any RAI Company, except for merit and seniority increases for employees made in the ordinary course of business, nor any material change in any existing employment, severance, consulting arrangements or any RAI Benefit Plan;

     (d)  any sale, assignment or transfer of any RAI
Assets, or any additions to or transactions involving any RAI
Assets, other than those made in the ordinary course of business or those solely involving the RAI Companies;

     (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by any RAI Company;

     (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

     (g) (i) any creation, assumption or maintenance of any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business or with respect to its Wholly-Owned Subsidiaries; (ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries; or (iii) any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

     (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

     (i) other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or (v) material change in its capitalization; or

     (j) any change in accounting or Tax procedure or practice.

     5.18  CORPORATE RECORDS

     The minute books of each RAI Company contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

     5.19  FINDER'S FEES

     No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of RAI.

     5.20  REORGANIZATION

     No RAI Company has or, as of the Closing Date, will have taken any action or failed to take any action which action or failure would result in the failure of the Merger and Share Exchange to qualify as a reorganization within the meaning of Code Section 368(a). RAI has no knowledge of any fact or circumstance that is reasonably likely to prevent the Merger and Share Exchange from qualifying as a reorganization within the meaning of Code Section 368(a).

     5.21  OWNERSHIP OF MERGER SUBSIDIARY; NO PRIOR ACTIVITIES

     The Merger Subsidiary is a Wholly-Owned Subsidiary of RAI created solely for the purpose of effecting the Merger and Share Exchange. As of the date hereof and the Effective Date, except for Liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and the other Transaction Documents, neither RAI or the Merger Subsidiary has, nor will have, directly or indirectly, through any Subsidiary or Affiliate of RAI, any material Liabilities, engaged in any material business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                                ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF IBUI

     IBUI hereby represents and warrants to RAI as follows, except as otherwise set forth in the IBUI Disclosure Schedule (items disclosed in one Section of such Schedule shall apply to all other Sections unless specified otherwise):

     6.1  CORPORATE

     Each IBUI Company is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Each IBUI Company is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each IBUI Company (all of which have been delivered or made available to RAI) have been duly adopted and are current, correct and complete. Each IBUI Company has all necessary corporate power and authority to own, lease and operate its part of the IBUI Assets and to carry on its part of the IBUI Business as it is now being conducted.

     6.2  AUTHORIZATION

     Each IBUI Company has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by each IBUI Company has been duly authorized by all necessary corporate action, other than the approval of this Agreement and consummation of the Merger and Share Exchange, which is subject to the approval of the holders of a majority of the outstanding IBUI Common Stock, and are the only consents or approvals of holders of IBUI capital stock required for the consummation of the Transactions. Each Transaction Document executed and delivered by each IBUI Company as of the date hereof has been duly executed and delivered by such IBUI Company and constitutes a valid and binding obligation of such IBUI Company, enforceable against such IBUI Company in accordance with its terms. Any Transaction Document executed and delivered by each IBUI Company after the date hereof will be duly executed and delivered by such IBUI Company and will constitute a valid and binding obligation of such IBUI Company , enforceable against such IBUI Company in accordance with its terms, except as otherwise limited by bankruptcy, insolvency reorganization and other laws affecting creditors rights generally, and except that the remedy of specified performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

     6.3  VALIDITY OF CONTEMPLATED TRANSACTIONS

     Except for compliance with (i) the Securities Act and the Exchange Act and (ii) the filing of the Articles of Merger and Share Exchange with the Secretary of State of the State of Nevada, neither the execution and delivery by each IBUI Company of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) any Law or Court Order to which any IBUI Company is subject, (b) the Charter Documents or bylaws of any IBUI Company, (c) any other Contracts to which any IBUI Company is a party or by which any of the IBUI Assets may be subject, except for Defaults which would not have a Material Adverse Effect.

     6.4  CAPITALIZATION AND STOCK OWNERSHIP

     The total authorized capital stock of IBUI consists of 349,000,000 shares of IBUI Common Stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $100.00 per share. Of such authorized capital stock, the only issued and outstanding shares on the date hereof are 267,236,029 shares of IBUI Common Stock and 10,000 shares of preferred stock. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of IBUI. The IBUI Disclosure Schedule sets forth, as of the date hereof, as to each option or warrant, the holder, date of grant, exercise price and number of shares subject thereto. All of the shares of issued and outstanding shares of IBUI Common Stock are validly issued, fully paid and non-assessable.

     6.5  [Intentionally Omitted]

     6.6  REGISTRATION STATEMENT; CONSENT SOLICITATION STATEMENT; PROSPECTUS

     None of the information supplied or to be supplied by or on behalf of any IBUI Company specifically for inclusion in the Registration Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time of distribution to the IBUI Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of any IBUI Company specifically for inclusion or incorporation by reference in the Consent Solicitation Statement/Prospectus (as defined in Section 7.1) will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment or supplement) is mailed to the stockholders of RAI and at the time of the RAI Stockholder Statement Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     6.7  IBUI SEC REPORTS; FINANCIAL STATEMENTS

     IBUI has filed all required forms, reports, statements, schedules and other documents with the SEC since March 31, 1998, including its
(a) Annual Reports on Form 10-KSB for the fiscal years ended June 30, 2000, 1999 and 1998, (b) all proxy statements relating to IBUI's meetings of stockholders (whether annual or special) held since July 1999, and (c) all other reports or registration statements filed by IBUI with the SEC since March 31, 1998 (collectively, the "IBUI SEC Reports"). Each of such IBUI SEC Reports, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules, contained in the IBUI SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of IBUI as at the respective dates thereof and the consolidated results of operations and cash flows of IBUI for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of IBUI as of June 30, 2000 is referred to as the "IBUI Balance Sheet" and the date thereof is referred to as the "IBUI Balance Sheet Date."

     6.8  TAXES
..
     (a) Each IBUI Company (i) has filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Date and all such Tax Returns filed were true, correct and complete in all material respects, and (ii) has paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

     (b) Each IBUI Company has (i) duly paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due, except to the extent that a sufficient reserve for Taxes has been reflected on the IBUI Balance Sheet and (ii) provided a sufficient reserve on the IBUI Balance Sheet for the payment of all Taxes not yet due and payable.

     (c) No deficiency in respect of any Taxes which has been assessed against any IBUI Company remains unpaid, except for Taxes being contested in good faith, and IBUI has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against IBUI with respect to any Taxes.

     (d) No IBUI Company has extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

     (e) There are no liens for Taxes upon any assets of any IBUI Company except for liens for current Taxes not yet due.

     (f) Each IBUI Company has to its knowledge (i) complied with all material provisions of the Code relating to the withholding and payment of Taxes and (ii) has made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

     (g) No IBUI Company is a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

     (h) No IBUI Company is a party to any agreement relating to the allocating or sharing of the payment of, or liability for, Taxes for any period (or portion thereof).

     (i) To IBUI's knowledge, no IBUI Company has ever been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

     6.9  TITLE TO ASSETS AND RELATED MATTERS

     Each IBUI Company has good and marketable title to its part of the IBUI Assets, free from any Encumbrances except (a) any Encumbrance in favor of IBUI, (b) items described in any notes to the consolidated financial statements of IBUI contained in IBUI's Annual Report on Form 10-KSB included in the IBUI SEC Reports, (c) minor matters that would not have a Material Adverse Effect, (d) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due and (e) IBUI Assets transferred among the IBUI Companies.

     6.10  REAL PROPERTY

     All material real estate leased by any IBUI Company as of the date hereof and used in the operation of the IBUI Business are disclosed in the IBUI Financial Statements. As of the date hereof, none of the IBUI Companies owns any real property.

     6.11  SUBSIDIARIES

     As of the date hereof none of the IBUI Companies owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business trust, joint venture or other legal entity. IBUI (or another IBUI Company) owns all of the issued and outstanding shares of capital stock of each IBUI Subsidiary, except that Global GPP Corp. is eighty percent (80%) owned by IBUI. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition or voting of any issued or unissued capital stock or other securities of any IBUI Subsidiary. All of the shares of capital stock of each IBUI Subsidiary are duly and validly authorized and issued, fully paid and non-assessable.

     6.12  LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS
..
     (a) There is no Litigation that is pending or, to IBUI's knowledge, threatened against any IBUI Company that would have a Material Adverse Effect. Each IBUI Company is and has been in compliance with all applicable Laws, including
Environmental Laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to any IBUI Company, including Environmental Laws, except for any Defaults that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to any IBUI Company. No IBUI
Company has received any written notice and, to the knowledge of IBUI, no other communication has been received to the effect that it is not in compliance with any applicable Laws, and IBUI has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws, except to the extent that such failures to comply or violations would not have a Material Adverse Effect.

     (b)  To IBUI's knowledge, there is no Environmental
Condition at any property presently or formerly owned or leased by an IBUI Company which is reasonably likely to have a Material
Adverse Effect.

     (c) The IBUI Companies have all Governmental Permits required in connection with the operation of their respective businesses as now being conducted, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect, would not have a Material Adverse Effect. Each IBUI Company has complied, in all material respects, with all of its Governmental Permits, except where the failure to so comply would not have a Material Adverse Effect

     6.13  CONTRACTS AND COMMITMENTS

     The IBUI Disclosure Schedule describes:

     (a) Contracts (excluding letters of intent and agreements in principle) involving IBUI in amounts in excess of $100,000.

     (b) All employment, consulting, management, severance or agency Contracts providing for annual payments of at least $100,000 (y) with any executive officers or directors of IBUI, or
(z) allowing the other party to terminate and receive payment based on the execution of this Agreement and consummation of the Transactions, and (ii) any employment agreements with any Person to whom IBUI makes annual salary payments in excess of $100,000.

     (c) All Contracts limiting the freedom of IBUI to compete in any line of business, or with any Person, or in any geographic area or market.

Each Contract providing for payments in excess of $100,000 to which IBUI is a party (i) is legal, valid, binding and enforceable against IBUI except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought, and (ii) IBUI, and to IBUI's knowledge, any other party, is not in Default under any such Contract, other than in the case of (i) and (ii) above where the failure to be so would not have a Material Adverse Effect.

     6.14  INITIAL LISTING REQUIREMENT

     IBUI exceeds the Initial Listing Requirements for the NASDAQ Small Cap Market, as defined in the listing requirements for the NASDAQ
SmallCap Market, except for the minimum required bid price for its common stock.

     6.15  EMPLOYEE RELATIONS

     No IBUI Company is (a) a party to, involved in or, to IBUI's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and IBUI has not experienced any work stoppage during the last three years.

     6.16  ERISA

     (a) The IBUI Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by any IBUI Company or under which any IBUI Company may be obligated for its employees, directors or independent contractors ("IBUI Benefit Plans"). IBUI has delivered or made available to RAI (i) accurate and complete copies of all IBUI Benefit Plan documents and of any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) accurate and complete detailed summaries of all unwritten IBUI Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all IBUI Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all IBUI Benefit Plans (for which annual reports are required) prepared within the last two years.

     (b) All IBUI Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, the requirements of ERISA, the Code and all other applicable Laws, including applicable Laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the IBUI Benefit Plans, that could subject IBUI to any material penalty or tax imposed under the Code or ERISA.

     (c) Any IBUI Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any IBUI Benefit Plan.

     (d) (i) No IBUI Company has current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and (ii) no IBUI Company nor any entity that has been treated as a single employer with any IBUI Company under Sections 414(b), (c), (m) or (o) of the Code, has any liability, contingent or otherwise, under Title IV of ERISA or
Section 412 of the Code.

     (e) There are no pending or, to the knowledge of IBUI, threatened claims by or on behalf of any IBUI Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any IBUI Benefit Plans, alleging any breach of fiduciary duty on the part of any IBUI Company or any of the officers, directors or employees of any IBUI Company under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To IBUI's knowledge, the IBUI Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"). Each IBUI Company has made all required contributions under the IBUI Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

     (f) With respect to any IBUI Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (an "IBUI Welfare Plan"), (i) each IBUI Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to an IBUI Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code, and (iii) any IBUI Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

     (g)  The execution of this Agreement and the
performance of the Transactions will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any IBUI Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of any IBUI Company.

     6.17  PATENTS, TRADEMARKS, ETC.

     To IBUI's knowledge, no IBUI Company infringes upon or unlawfully or wrongfully use any Intellectual Property owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property owned or claimed by any IBUI Company, except for those situations that would not have a Material Adverse Effect. The IBUI Companies own or have valid rights to use all Intellectual Property used in the conduct of their business except where the failure to have valid rights to use such Intellectual Property will not have a Material Adverse Effect, free and clear of all Encumbrances, other than Encumbrances which would not have a Material Adverse Effect.

     6.18  ABSENCE OF CERTAIN CHANGES

     Since the IBUI Balance Sheet Date, the IBUI Companies have conducted the IBUI Business in the ordinary course, as of the date hereof, there has not been:

     (a) any Material Adverse Effect on the IBUI Business or, in the aggregate, Liabilities of the IBUI Companies;

     (b) any distribution or payment declared or made in respect of IBUI's capital stock by way of dividends, purchase or redemption of shares or otherwise;

     (c) any increase in the compensation payable or to become payable to any current director or officer of any IBUI Company, except for merit and seniority increases for employees made in the ordinary course of business, nor any material change in any existing employment, severance, consulting arrangements or any IBUI Benefit Plan;

     (d)  any sale, assignment or transfer of any IBUI
Assets, or any additions to or transactions involving any IBUI
Assets, other than those made in the ordinary course of business or those solely involving the IBUI Companies;

     (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by any IBUI Company;

     (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

     (g) (i) any creation, assumption or maintenance of any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business (ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or (iii) any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

     (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

        (i) other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or (v) material change in its capitalization; or

     (j)  any change in accounting or Tax procedure or practice.

     6.19  CORPORATE RECORDS

     The minute books of each IBUI Company contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

     6.20  FINDER'S FEES

     No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of IBUI.

     6.21  REORGANIZATION

     No IBUI Company has not or, as of the Closing Date, will have not taken any action or failed to take any action which action or failure would result in the failure of the Merger and Share Exchange to qualify as a reorganization within the meaning of Code Section 368(a). IBUI has no knowledge of any fact or circumstance that is reasonably likely to prevent the Merger and Share Exchange from qualifying as a reorganization within the meaning of Code Section 368(a).

                                ARTICLE 7
                    REGISTRATION STATEMENT AND CONSENT
                           SOLICITATION STATEMENT

     7.1  REGISTRATION STATEMENT AND CONSENT SOLICITATION STATEMENT

     In connection with the subject Merger and Share Exchange and the solicitation of stockholder consents thereto and pursuant to Rule 145, RAI shall file a Registration Statement on Form S-4 (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement to include as Part I thereof the prospectus and consent solicitation statement to be transmitted to the IBUI Stockholders (such prospectus and consent solicitation statement, as from time to time amended and/or supplemented, hereinafter referred to as the "Consent Solicitation Statement/Prospectus") (a) with respect to the solicitation of consents from the IBUI Stockholders to the subject merger and share exchange pursuant to Section 92A.120 of the Nevada Law and Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) with respect to the distribution of the shares of RAI Common Stock to the IBUI Stockholders in exchange for their shares of the IBUI Common Stock pursuant to the terms of this Agreement, the subject Merger and Share Exchange, the Securities Act and the rules and regulations promulgated thereunder. In connection with the preparation, utilization and/or distribution of the Consent Solicitation Statement/Prospectus to be issued and distributed to the IBUI Stockholders in connection with the Merger and Share Exchange and the preparation and utilization of the Registration Statement of which the Consent Solicitation Statement/Prospectus constitutes Part I thereof, the parties shall follow the procedures as provided in this Section 7.

     (a) The parties hereto shall cooperate in the preparation thereof consistent with the applicable requirements of Nevada Law, the Securities Act and the Exchange Act and the rules and regulations promulgated under the Securities Act and the Exchange Act by the SEC; and, without limiting the generality of the foregoing, each of RAI and IBUI shall promptly supply to the other any and all information and material (relating to itself and/or the subject transaction) as may be requested or required in connection with the preparation and filing of the Registration Statement, including, without limitation, all information concerning their respective officers, directors and principal stockholders that is reasonably requested for inclusion in the Consent Solicitation Statement/Prospectus; and each shall take and perform such other and further acts and actions as shall be necessary or appropriate to cause the prompt preparation, completion, filing, review, finalization and clearance of the Registration Statement.

     (b) Subject to the Registration Statement being declared effective by the SEC, the Consent Solicitation Statement/Prospectus, and any other communication required by the Exchange Act or the rules and regulations promulgated thereunder or reasonably requested by RAI, shall be mailed by IBUI or its transfer agent to the IBUI Stockholders as soon after such effective date as is reasonably possible. Subsequent thereto, IBUI shall transmit to the IBUI Stockholders such amended and/or supplemental consent solicitation materials as may be necessary, in light of subsequent developments or otherwise, to render the Consent Solicitation Statement/Prospectus, as so amended or supplemented, not false or misleading with respect to any material fact and so as not to omit to state any information necessary to make the statements made, within the context made, not misleading. Prior to the Effective Date (or earlier termination of this Agreement) neither party hereto shall distribute any material (other than the Consent Solicitation Statement/Prospectus as herein provided) which might constitute, or be deemed to constitute, a "prospectus" relating to the Merger and Share Exchange within the meaning of the Securities Act without the prior written consent of all of the parties hereto in each instance.

     (c) IBUI hereby authorizes the utilization by RAI in the Registration Statement, or in any filing with a state securities administrator, of all information concerning IBUI either provided to RAI by IBUI in connection with or contained in the Consent Solicitation Statement/Prospectus and/or contained in any filings heretofore made by IBUI pursuant to the Securities Act and/or the Exchange Act. IBUI shall promptly advise RAI if at any time any of such information or material is or becomes incorrect, inaccurate or incomplete in any material respect and, in connection therewith, IBUI shall provide RAI with such information and material as shall be needed to correct any such inaccuracy or omission. RAI shall promptly advise IBUI if at any time any of the information or material contained in the Registration Statement and supplied by RAI is or becomes incorrect, inaccurate or incomplete in any material respect. RAI shall cause the preparation, review, clearance, approval and distribution of such amended or supplemented material as shall be necessary to correct or eliminate any such inaccuracies and/or omissions as provided in this Section 12.

     (d) Each of RAI and IBUI covenants and warrants to the other that any and all information and/or material supplied by it to the other and/or in connection with the Registration Statement and/or the within transactions (i) will, at the time made and at each Relevant Date (as hereinafter defined), be true and correct in all material respects; (ii) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder by the SEC; and (iii) will not contain any statement which, at the time, and at each Relevant Date and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein made not false or misleading. For the purposes of this Agreement, the term "Relevant Date" shall be and mean each of (x) the effective date of the Registration Statement, (y) the mailing date of the Consent Solicitation Statement/Prospectus and (z) the Effective Date. Each of RAI and IBUI specifically agrees to indemnify and hold harmless the other (and their respective officers, directors, employees, agents and representatives) from and against any and all costs, expenses, losses, demands, claims and liabilities of every kind, nature and description (including reasonable attorneys' fees) arising out of, or relating to any breach or anticipatory breach by it of its duties and obligations pursuant to this Section 12(d) hereof.

     7.2  REGISTRATION EXPENSES
..
     (a) All fees and expenses incident to the performance of or compliance with this Agreement by RAI shall be borne by RAI whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Stock Market and (B) in compliance with state securities or Blue Sky laws (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Majority Holders) (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for RAI and, (v) fees and disbursements of all independent certified public accountants, (vi) Securities Act liability insurance, if RAI so desires such insurance, and (vii) fees and expenses of all other Persons retained by RAI in connection with the consummation of the transactions contemplated by this Article VII. In addition, RAI shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or market on which similar securities issued by RAI are then listed.

     (b) Notwithstanding anything to the contrary herein, IBUI shall be responsible for the cost of the fees and expenses of its attorneys and accountants.

     7.3  INDEMNIFICATION

     (a) RAI shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless IBUI and each of its officers and directors and employees, each Person who controls IBUI (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' and expert fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any breach of any warranty or representation contained herein, any untrue or alleged untrue statement of a material fact contained in the Registration Statement or the Consent Solicitation Statement/Prospectus or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except solely to the extent that
(i) such untrue statements or omissions are based solely upon information regarding IBUI furnished in writing to RAI by or on behalf of IBUI expressly for use therein, which information was relied on by RAI for use therein or (ii) such information relates to IBUI or IBUI's proposed method of distribution of Registrable Securities and was furnished in writing to RAI by or on behalf of IBUI expressly for use therein. RAI shall notify the IBUI promptly of the institution, threat or assertion of any Proceeding of which RAI is aware in connection with the transactions contemplated by this Agreement.

     (b)  In connection with the Registration Statement,
IBUI shall furnish to RAI in writing such information as RAI reasonably requests for use in connection with the Registration Statement or any Prospectus and agrees to indemnify and hold harmless RAI, their directors, officers, agents and employees, each Person who controls RAI (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the information provided to RAI as provided for hereinabove, and only to the extent, that (i) such untrue statement or omission is contained in any information furnished in writing by IBUI to RAI specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by RAI for use in the Registration Statement, such Prospectus or such form of prospectus or (ii) such information relates to IBUI or IBUI's proposed method of distribution of Registrable Securities and was furnished in writing by or on behalf of IBUI to RAI specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by RAI for use in the Registration Statement, such Prospectus or such form of prospectus.

     (c) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (a
"Registration Indemnified Party"), such Registration Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Registration Indemnifying Party") in writing, and the Registration Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Registration Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Registration Indemnified Party to give such notice shall not relieve the Registration Indemnifying Party of its obligations or liabilities pursuant to this Article VII, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Registration Indemnifying Party.

A Registration Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Registration Indemnified Party or Parties unless: (1) the Registration Indemnifying Party has agreed to pay such fees and expenses; or (2) the Registration Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Registration Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Registration Indemnified Party and the Registration Indemnifying Party, and such Registration Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Registration Indemnified Party and the Registration Indemnifying Party (in which case, if such Registration Indemnified Party notifies the Registration Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Registration Indemnifying Party, the Registration Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Registration Indemnifying Party). The Registration Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Registration Indemnifying Party shall, without the prior written consent of the Registration Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Registration Indemnified Party is a party, unless such settlement includes an unconditional release of such Registration Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Registration Indemnified Party to which the Registration Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Registration Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Registration Indemnifying Party.

     (d)  If a claim for indemnification under Section
7.3(a) or 7.3(b) is unavailable to a Registration Indemnified Party or is insufficient to hold such Registration Indemnified Party harmless for any Losses in respect of which this would apply by its terms (other than by reason of exceptions provided in this Section 7.3(d), then each Registration Indemnifying Party, in lieu of indemnifying such Registration Indemnified Party, shall contribute to the amount paid or payable by such Registration Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Registration Indemnifying Party on the one hand and the Registration Indemnified Party on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Registration Indemnifying Party and Registration Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Registration Indemnifying Party and Registration Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Registration Indemnifying Party or Registration Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7.3(c), any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (e) No Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that any person has otherwise been required to pay by reason of such Holder's untrue or alleged untrue statement or omission or alleged omission.

     (f) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     7.4  RULE 144

     RAI shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time RAI is not required to file such reports, they will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule
144. RAI further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, RAI shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

                              ARTICLE 8
                       COVENANTS OF THE PARTIES

     8.1  PROXY STATEMENT

     RAI and IBUI will each prepare and file with the SEC as soon as reasonably practicable after the date hereof a proxy statement to be filed under the Exchange Act by such Party and to be distributed by such Party in connection with such Party's Stockholder Meeting (each, a "Proxy Statement, and together, the "Proxy Statements"). Each Party shall allow the other Party the opportunity to review and comment on the Proxy Statement prior to filing with the SEC. Each Party will furnish to the other Party all information concerning itself and its Subsidiaries as the other Party or its counsel may reasonably request and that is required or customary for inclusion in the such Proxy Statement. Notwithstanding anything to the contrary contained in this Agreement, IBUI shall bear all expenses incurred by RAI in the preparation, filing and distribution of the Proxy Statement.

     8.2  NO SOLICITATION
..
     (a) From and after the date hereof, RAI, without the prior written consent of IBUI, will not, and will not authorize or permit any of its Subsidiaries or its Party Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, RAI may at any time prior to the time RAI's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with any RAI Company or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning RAI and its Business and Assets if, and only to the extent that, (i)(x) the third party has first made an Acquisition Proposal that is (as determined in good faith by the RAI Board of Directors after consultation with its legal and financial advisor) financially superior to the Transactions and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available and the Acquisition Proposal is reasonably capable of consummation in accordance with its terms (as determined in good faith in each case by RAI's Board of Directors after consultation with its legal and financial advisors) and (y) RAI's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, RAI (x) provides prompt notice to IBUI to the effect that it is furnishing information to or entering into discussions or negotiations with such Person and
(y) receives from such Person an executed confidentiality agreement in reasonably customary form. RAI shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by RAI or its Party Representatives with respect to the foregoing. RAI shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made an Acquisition Proposal, unless such Person has made an Acquisition Proposal meeting the criteria set forth in clause (a)(i)(x) above and RAI's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law. RAI shall immediately notify IBUI orally (with a prompt written confirmation) of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it and shall provide copies of any such written inquiries, offers or proposals), shall keep IBUI informed of the status and details of any such inquiry, offer or proposal (and agrees that any material modification of the terms of an inquiry or proposal shall constitute a new inquiry or proposal), and shall give IBUI two
(2) business days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal (no such agreement, other than a confidentiality agreement as set forth in this Section, to be executed or agreed prior to the termination of this Agreement in accordance with its terms). As used herein, "Acquisition Proposal" shall mean a bona fide proposal or offer (other than by IBUI) for a tender or exchange offer, merger, consolidation or other business combination involving RAI or any Subsidiary thereof, of any proposal to acquire in any manner a substantial equity interest in, or a substantial amount of the assets of, RAI or any such Subsidiary.

     (b) From and after the date hereof, IBUI, without the prior written consent of RAI, will not, and will not authorize or permit any of its Subsidiaries or its Party Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined above) from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, IBUI may at any time prior to the time the Shareholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with IBUI or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning IBUI and its Business and Assets if, and only to the extent that, (i)(x) the third party has first made an Acquisition Proposal that is (as determined in good faith by the IBUI Board of Directors after consultation with its legal and financial advisor) financially superior to the Transactions and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available and the Acquisition Proposal is reasonably capable of consummation in accordance with its terms (as determined in good faith in each case by IBUI's Board of Directors after consultation with its legal and financial advisors) and (y) IBUI's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, IBUI (x) provides prompt notice to RAI to the effect that it is furnishing information to or entering into discussions or negotiations with such Person and
(y) receives from such Person an executed confidentiality agreement in reasonably customary form. IBUI shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by IBUI or its Party Representatives with respect to the foregoing. IBUI shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made an Acquisition Proposal, unless such Person has made an Acquisition Proposal meeting the criteria set forth in clause (a)(i)(x) above and IBUI's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law. IBUI shall immediately notify RAI orally (with a prompt written confirmation) of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it and shall provide copies of any such written inquiries, offers or proposals), shall keep RAI informed of the status and details of any such inquiry, offer or proposal (and agrees that any material modification of the terms of an inquiry or proposal shall constitute a new inquiry or proposal) , and shall give RAI two
(2) business days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal (no such agreement, other than a confidentiality agreement as set forth in this Section, to be executed or agreed prior to the termination of this Agreement in accordance with its terms).

     8.3  NOTIFICATION OF CERTAIN MATTERS

     Each of RAI and IBUI shall give prompt notice to each other of the following:

     (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Date, or (ii) directly or indirectly, any Material Adverse Effect;

     (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

     (c) any facts relating to such Party which would make it necessary or advisable to amend the Proxy Statement in order to make the statements therein not misleading or to comply with applicable Law; provided, however, that the delivery of any notice pursuant to this Section 8.3 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     8.4  ACCESS TO INFORMATION

     (a) From the date hereof to the Effective Date, RAI and IBUI shall, and shall cause its respective Subsidiaries, and its officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel, financial advisors and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

     (b) All information so received from the other Party shall be deemed received pursuant to the confidentiality agreement provisions in the Letter of Intent dated May 10, 2001 heretofore executed and delivered by IBUI and RAI (the "Confidentiality Agreement"), and each such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, auditors, counsel, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Confidentiality Agreement with respect to such information. The provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

     8.5  PUBLIC ANNOUNCEMENTS

     RAI and IBUI (a) shall use all reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the Transactions shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other and (b) before issuing any press release or otherwise making any public statements with respect to the Transactions, will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except for each of (a) and (b) above as may be required by Law (it being agreed that the Parties hereto are entitled to disclose all requisite information concerning the Transactions in any filings required with the SEC) or the rules and regulations of the Nasdaq Stock Market, Inc.

     8.6  COOPERATION

     Upon the terms and subject to the conditions hereof, each of the Parties shall use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate as promptly as practicable the Transactions and shall use its commercially reasonable efforts to obtain all RAI Required Consents and IBUI Required Consents, and to effect all necessary filings under the Securities Act and the Exchange Act. Without limiting the generality of the foregoing, each Party shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to fulfill the conditions herein to the extent that the fulfillment thereof is within a Party's control.

     8.7  REORGANIZATION

     From and after the date hereof and until the Effective Date, neither RAI or IBUI, nor any of their respective Subsidiaries shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger and Share Exchange as a reorganization within the meaning of Section 368(a) of the Code. Notwithstanding that there is no guaranty of qualification, the Parties agree that the Merger and Share Exchange is intended to be a tax-free reorganization under Section 368 of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under such section of the Code.

                                  ARTICLE 9
                              COVENANTS OF RAI

     9.1  OPERATION OF THE BUSINESS

     Except as contemplated by this Agreement or as expressly agreed to in writing by IBUI, during the period from the date of this Agreement to the Effective Date, RAI and its Subsidiaries will conduct their operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice, and will take no action which would materially adversely affect their ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or except as disclosed in the RAI Disclosure Schedule, prior to the Effective Date, neither RAI nor any of its Subsidiaries will, without the prior written consent of IBUI:

     (a) amend its Charter Documents or bylaws (or similar organizational documents);

     (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities, other than pursuant to and in accordance with the terms of any existing RAI options or warrants listed on the RAI Disclosure Schedule;

     (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its or its Subsidiaries' securities or modify any of the terms of any such securities, except for the Reverse Stock Split as defined in
Section 9.8 hereof.

     (d) (i) create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business, or with respect to its Wholly-Owned Subsidiaries in the ordinary course of business, or with respect to its Wholly-Owned Subsidiaries;
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries in the ordinary course of business or as otherwise may be contractually required and disclosed in the RAI Disclosure Schedule; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

     (e) (i) amend any RAI Benefit Plan or (ii) except in the ordinary course of business consistent with usual practice or established policy (a) increase in any manner the rate of compensation of any of its directors, officers or other employees everywhere, except for increases in the ordinary course of business; (b) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing RAI Benefit Plans disclosed in the RAI Disclosure Schedule or in the ordinary course of business; or (c) amend, terminate or enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of its directors, officers or other employees;

     (f) enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

     (g) other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or (v) material change in its capitalization;

     (h) change any material accounting or Tax procedure or practice;

     (i) take any action the taking of which, or knowingly omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

     (j) compromise, settle or otherwise modify any material claim or litigation not identified in the RAI Disclosure
Schedule; or

     (k)  commit or agree to do any of the foregoing.

     9.2  RAI STOCKHOLDER MEETING

     RAI shall cause a meeting of its stockholders (the "RAI Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the Merger and Share Exchange as required by the DGCL and the Nasdaq
Stock Market. Subject to their fiduciary duties, the directors of RAI shall recommend such adoption of this Agreement and the Merger and Share Exchange by RAI's stockholders and the other matters to be voted upon. In connection with such meeting, RAI (a) will mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (b) will use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions, and (c) will otherwise comply with all legal requirements applicable to such meeting.

     9.3  MAINTENANCE OF THE ASSETS

     RAI shall, and shall cause each other RAI Company to, use its reasonable best efforts to continue to maintain and service the RAI Assets consistent with past practice. RAI shall not, and shall cause each other RAI Company not to, directly or indirectly, sell or encumber all or any part of the RAI Assets, other than sales in the ordinary course of business or sales to or Encumbrances in favor of any other RAI Company, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

     9.4  EMPLOYEES AND BUSINESS RELATIONS

     RAI shall, and shall cause each other RAI Company to, use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

     9.5  CERTAIN TAX MATTERS

     From the date hereof until the Effective Date, (a) RAI and each of its Subsidiaries will prepare and file, in the manner required by applicable Law, all Tax Returns (the "Post-Signing Returns") required to be filed under applicable Law; (b) RAI and each of its Subsidiaries will timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (c) RAI and each of its Subsidiaries will make provision for all Taxes payable by RAI and/or any such Subsidiary under applicable Law for which no Post-Signing Return is due prior to the Effective Date; and (d) RAI will promptly notify IBUI in writing of any action, suit, proceeding, claim or audit pending against or with respect to RAI or any of its Subsidiaries in respect of any Tax that is not disclosed on the RAI Disclosure Schedule.

     9.6  MAINTENANCE OF LISTING

     RAI will use its best efforts to maintain the listing of Merged Company Common Stock on the Nasdaq Small Cap Market and to keep current its filings with the SEC as required under Section 13 of the Exchange Act. RAI shall immediately notify IBUI of, and provide IBUI a copy of, any notice or correspondence from the Nasdaq Stock Market Inc.

     9.7  STATE ANTI-TAKEOVER LAW

     If any "business combination," "moratorium," "control share," "fair price," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation under the DGCL or Nevada Law (i) prohibits or restricts RAI's ability to perform its obligations under this Agreement or any party's ability to consummate the Merger and Share Exchange or the other transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, then RAI shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

     9.8  REVERSE STOCK SPLIT

    Prior to the Closing Date, RAI shall have conducted a reverse split of its Common Stock on a 1:6 basis (the "Reverse Stock Split").

                                  ARTICLE 10
                              COVENANTS OF IBUI

     10.1  OPERATION OF THE BUSINESS

     Except as contemplated by this Agreement or as expressly agreed to in writing by RAI, during the period from the date of this Agreement to the Effective Date, IBUI and its subsidiaries will conduct its operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice, and will take no action which would materially adversely affect its ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or except as disclosed in the IBUI Disclosure Schedule, prior to the Effective Date, IBUI will not, without the prior written consent of RAI:

     (a) amend its Charter Documents or bylaws (or similar organizational documents);

     (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities, other than pursuant to and in accordance with the terms of any Existing Options or IBUI Warrants listed on the IBUI Disclosure Schedule;

     (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its securities or modify any of the terms of any such securities;

     (d) (i) create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business, or with respect to its Wholly-Owned Subsidiaries ; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries in the ordinary course of business or as otherwise may be contractually required and disclosed in the IBUI Disclosure Schedule; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

     (e) (i) amend any IBUI Benefit Plan or (ii) except in the ordinary course of business consistent with usual practice or established policy (a) increase in any manner the rate of compensation of any of its directors, officers or other employees everywhere, except for increases in the ordinary course of business; (b) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing IBUI Benefit Plans disclosed in the IBUI Disclosure Schedule or in the ordinary course of business; or (c) amend, terminate or enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of its directors, officers or other employees;

     (f) enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

     (g) other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or (v) material change in its capitalization;

     (h)  change any material accounting or Tax procedure or practice;

     (i) take any action the taking of which, or knowingly omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

     (j) compromise, settle or otherwise modify any material claim or litigation not identified in the IBUI
Disclosure Schedule; or

     (k)  commit or agree to do any of the foregoing.

     10.2  IBUI SHAREHOLDER MEETING

     IBUI shall cause a meeting of the IBUI Shareholders (the "IBUI Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the Merger and Share Exchange as required by Nevada Law. Subject to their fiduciary duties, the directors of IBUI shall recommend such adoption of this Agreement and the Merger and Share Exchange by IBUI's stockholders. In connection with such meeting, IBUI
(a) will mail to its stockholders as promptly as practicable all required materials for such meeting, (b) will use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions, and (c) will otherwise comply with all legal requirements applicable to such meeting.

     10.3  MAINTENANCE OF THE ASSETS

     IBUI shall, and shall cause each other IBUI Company to, use its reasonable best efforts to continue to maintain and service the IBUI Assets consistent with past practice. IBUI shall not, and shall cause each other RAI Company not to, use its indirectly, sell or encumber all or any part of the IBUI Assets, other than sales in the ordinary course of business or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

     10.4  EMPLOYEES AND BUSINESS RELATIONS

     IBUI shall, and shall cause each other IBUI Company to use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

     10.5  ASSUMPTION OF LIABILITIES

     IBUI shall assume 100% of RAI's current liabilities, as listed on
Schedule 10.5 hereto, not to exceed $900,000.

     10.6  EXPENSES

     IBUI shall pay all of the legal, accounting and other expenses incurred by each RAI Company and IBUI in connection with the Transactions.

     10.7  CERTAIN TAX MATTERS

     From the date hereof until the Effective Date, (a) IBUI will prepare and file, in the manner required by applicable Law, all Post-Signing Returns required to be filed under applicable Law; (b) IBUI and each of its Subsidiaries will timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (c) IBUI and each of its Subsidiaries will make provision for all Taxes payable by IBUI under applicable Law for which no Post-Signing Return is due prior to the Effective Date; and (d) IBUI will promptly notify RAI in writing of any action, suit, proceeding, claim or audit pending against or with respect to IBUI or any of Subsidiaries in respect of any Tax that is not disclosed on the IBUI Disclosure Schedule.

     10.8  STATE ANTI-TAKEOVER LAW

     If any "business combination," "moratorium," "control share," "fair price," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation under Nevada Law (i) prohibits or restricts IBUI's ability to perform its obligations under this Agreement or any party's ability to consummate the IBUI Merger and Share Exchange or the other transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof or thereof, then IBUI shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

                            ARTICLE 11
                      POST-CLOSING COVENANTS

     11.1  APPOINTMENT TO THE BOARD OF DIRECTORS OF RAI

     At the Effective Date, the size of RAI Board of Directors shall be seven (7) and RAI Board of Directors shall be as set forth on Exhibit 11.1.

     11.2  EMPLOYMENT AGREEMENTS

     RAI shall execute and deliver employment agreements to [names] and [names] shall execute and deliver said employment agreements in the form annexed hereto as Exhibit 11.2.

     11.3  INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE

     For a period of two (2) years after the Effective Date, RAI shall
(a) maintain in effect the current provisions regarding indemnification of officers and directors contained in the Charter Documents and bylaws of RAI, and (b) indemnify the directors and officers of RAI to the fullest extent to which RAI is permitted to indemnify such officers and directors under its Charter Documents and bylaws and applicable Law as in effect immediately prior to the Effective Date. For a period of two (2) years after the Effective Date, RAI shall maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by RAI (provided that RAI may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Date.

                                 ARTICLE 12
             CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES

     The respective obligations of each Party to consummate the Merger and Share Exchange and the other Transactions shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

     12.1  LEGALITY

     All required governmental approvals shall have been obtained and any applicable waiting periods, shall have expired. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental entity that is in effect and that has the effect of making the Merger and Share Exchange illegal or otherwise prohibiting the consummation of the Merger and Share Exchange and no legal action shall be pending or threatened which is reasonably likely to have a Material Adverse Effect on Party.

     12.2  FAIRNESS OPINION

     An investment banking firm reasonably acceptable to the Parties will have delivered to RAI's Board of Directors and IBUI's Board of Directors its opinion to the effect that on the date of the opinion the (i) the Merger and Share Exchange and the other Transactions contemplated herein, as a whole, is fair from a financial point of view to the RAI Stockholders, (ii) the Merger and Share Exchange and the other Transactions contemplated herein, as a whole, is fair from a financial point of view to the IBUI Shareholders, and (iii) the Merger Consideration is fair to the IBUI Shareholders from a financial point of view.

     12.3  APPROVAL BY IBUI SHAREHOLDERS AND RAI STOCKHOLDERS

     This Agreement shall have been approved and adopted by the stockholders of RAI in accordance with the DGCL and its Charter Documents, and by the stockholders of IBUI in accordance with Nevada Law and its Charter Documents. No shareholder of IBUI will have exercised any appraisal rights such shareholder may have under applicable Law.

                                 ARTICLE 13
          CONDITIONS CONCURRENT TO OBLIGATIONS OF ALL PARTIES

The respective obligations of each Party to consummate the Merger and Share Exchange and the Transactions shall be subject to the fulfillment, concurrent with the Closing, of each of the following conditions:

13.1  [Intentionally Omitted]

                              ARTICLE 14
              CONDITIONS PRECEDENT TO OBLIGATIONS OF IBUI

The obligations of IBUI to consummate the Merger and Share Exchange and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Date, of each of the following conditions:

     14.1  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the RAI Parties contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date.

     14.2  AGREEMENTS, CONDITIONS AND COVENANTS

     The RAI Parties shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Date.

     14.3  CERTIFICATES

     IBUI shall have received a certificate of an executive officer of RAI to the effect set forth in Sections 14.1, 14.2 , 14.4 and 14.5.

     14.4  REQUIRED CONSENTS

     RAI sure shall have obtained all consents ("RAI Required Consents") from third parties the absence of which would result in a Material Adverse Effect on the RAI Companies.

     14.5  MATERIAL ADVERSE EFFECT

     There shall have been no Material Adverse Effect on the RAI
Companies taken as a whole or the RAI Companies taken as a whole.

     14.6  ANCILLARY DOCUMENTS

     Each RAI Party shall have tendered executed copies of the respective Transaction Documents to which it is intended to be a party.

     14.7  BOARD RECOMMENDATION

     The Board of Directors of IBUI will have (a) approved and adopted this Agreement, including the Merger and Share Exchange and the other Transactions, and determined that the Merger and Share Exchange is fair to the stockholders of IBUI, and (b) subject to fiduciary obligations of the IBUI Board of Directors, resolved to recommend approval and adoption of this Agreement, including the Merger and Share Exchange and the other Transactions, by the IBUI Shareholders.

     14.8  LEGAL OPINION

     IBUI shall have received an opinion of counsel, reasonably acceptable to IBUI, it being understood that Kaplan Gottbetter &
Levenson, LLP  is acceptable to IBUI, that:

     (a) Each of the RAI Companies is a corporation, duly chartered, validly existing and in good standing under the laws of it state of incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the RAI Companies is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate have a Material Adverse Effect.

     b) Each of the RAI Companies has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Merger and Share Exchange Agreement and to otherwise carry out their respective obligations thereunder. The execution and delivery of the Merger and Share Exchange Agreement by the RAI Companies and the consummation by them of the transactions contemplated thereby, including the issuance of the shares thereunder have been duly authorized by all necessary action on the part of each of the RAI Companies, including without limitation approval by the shareholders of each of the RAI Companies if required by applicable Law. The Merger and Share Exchange Agreement has been duly executed and delivered by the RAI Companies and constitutes the valid and binding obligation of the RAI Companies enforceable against the RAI Companies in accordance with its terms.

     (c) The shares of RAI to be issued to the shareholders of IBUI pursuant to the Merger and Share Exchange, have been duly authorized, and assuming without independent investigation that the shares of capital stock of IBUI outstanding on the date of effectiveness of the Merger and Share Exchange are duly authorized, validly issued, fully paid and nonassessable, when
(a) the Merger and Share Exchange has become effective and (b) the shares of capital stock of IBUI have been duly delivered pursuant to the terms of the Merger and Share Exchange Agreement, such shares of RAI will be validly issued, fully paid and non-assessable.

     (d) No shares of the capital stock of RAI are entitled to preemptive or similar rights. There are no outstanding options, warrants, script rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock, or contracts, commitments, understandings, or arrangements by which RAI is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock.

                               ARTICLE 15
        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE RAI PARTIES

The obligations of the RAI Parties to consummate the Merger and Share Exchange and the Transactions and the obligations of the RAI Parties to consummate the IBUI Merger and Share Exchange and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Date, of each of the following conditions:

     15.1  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of IBUI contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date.

     15.2  AGREEMENTS, CONDITIONS AND COVENANTS

     IBUI shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Date.

     15.3  CERTIFICATES

     RAI shall have received a certificate of an executive officer of IBUI to the effect set forth in Sections 15.1, 15.2, 15.4 and 15.5, respectively.

     15.4  REQUIRED CONSENTS

     IBUI shall have obtained all consents ("IBUI Required Consents") from third parties the absence of which would result in a Material Adverse Effect on IBUI.

     15.5  MATERIAL ADVERSE EFFECT

     There shall have been no Material Adverse Effect on IBUI taken as a whole.

     15.6  ANCILLARY DOCUMENTS

     IBUI shall have tendered executed copies of the Transaction
Documents to which it is intended to be a party.

     15.7  BOARD RECOMMENDATION

     The Board of Directors of RAI will have approved and adopted this Agreement, including the RAI Merger and Share Exchange, the IBUI Merger and Share Exchange and the other Transactions, and determined that each of the RAI Merger and Share Exchange and IBUI Merger and Share Exchange is fair to RAI.

     15.8  LEGAL OPINION

     RAI shall have received an opinion of counsel, reasonably acceptable to RAI, it being understood that Brian F. Faulkner, Esq. is acceptable to RAI, that:

     (a) Each of the IBUI companies is a corporation, duly chartered, validly existing and in good standing under the laws of it state of incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the IBUI Companies is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate have a Material Adverse Effect.

     (b) Each of the IBUI Companies has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Merger and Share Exchange Agreement and to otherwise carry out their respective obligations thereunder. The execution and delivery of the Merger and Share Exchange Agreement by the IBUI Companies and the consummation by them of the transactions contemplated thereby, including the issuance of the shares thereunder have been duly authorized by all necessary action on the part of each IBUI Company, including without limitation approval by the shareholders of each of the IBUI Companies, if required by applicable Law. The Merger and Share Exchange Agreement has been duly executed and delivered by the IBUI Companies, and constitutes the valid and binding obligation of the IBUI Companies, enforceable against the IBUI Companies in accordance with its terms.

     (c) No shares of the capital stock of IBUI are entitled to preemptive or similar rights. There are no outstanding options, warrants, script rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock, or contracts, commitments, understandings, or arrangements by which IBUI is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock.

     15.9  LINE OF CREDIT

     IBUI Shall have obtained a line of credit which is substantially similar in all material respects with the Form of Equity Line
Agreement attached hereto as Exhibit 15.9.

                                ARTICLE 16
                             INDEMNIFICATION

     16.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All of the representations and warranties set forth in Articles V and VI in this Agreement, notwithstanding any investigation at any time made by or on behalf of any party hereto, and in any certificate delivered in connection herewith with respect to any of those representations and warranties, will terminate on the Effective Date.

     16.2  INDEMNIFICATION OF IBUI INDEMNIFIED PARTIES

     RAI covenants and agrees that it will indemnify each IBUI Indemnified Party against, and hold each IBUI Indemnified Party harmless from and in respect of, all claims that arise from, are based on, arise out of, or are attributable to (i) any breach of the representations and warranties of the RAI Companies or in certificates delivered in connection herewith; (ii) the nonfulfillment of any covenant or agreement on the part of the RAI Companies under this Agreement to be performed prior to the Closing or (iii) any liability under the Securities Act, the Exchange Act or other applicable Law which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to RAI and its Subsidiaries, or any of them, which is provided to IBUI or its counsel in writing by the RAI or (B) any omission or alleged omission to state therein a material fact relating to RAI and its Subsidiaries, or any of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to IBUI or its counsel by RAI after a written request therefor (each damage claim described in Section 16.2 being an "IBUI Indemnified Loss"). Once the occurrence of a breach of any representations or warranties has been established, damages shall be calculated without regard to whether such breach caused a Material Adverse Effect.

     16.3  NDEMNIFICATION OF RAI INDEMNIFIED PARTIES

     IBUI covenants and agrees that it will indemnify each RAI Indemnified Party against, and hold each RAI Indemnified Party harmless from and in respect of, all claims that arise from, are based on, arise out of, or are attributable to (i) any breach of the representations and warranties of the IBUI Companies or in certificates delivered in connection herewith; (ii) the nonfulfillment of any covenant or agreement on the part of the IBUI Companies under this Agreement to be performed prior to the Closing or (iii) any liability under the Securities Act, the Exchange Act or other applicable Law which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to IBUI and its Subsidiaries, or any of them, which is provided to RAI or its counsel in writing by the IBUI Companies or (B) any omission or alleged omission to state therein a material fact relating to IBUI and its Subsidiaries, or any of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to RAI or its counsel by IBUI after a written request therefor (each damage claim described in Section 16.3 being a "RAI Indemnified Loss"). Once the occurrence of a breach of any representations or warranties has been established, damages shall be calculated without regard to whether such breach caused a Material Adverse Effect.

     16.4  CONDITIONS OF INDEMNIFICATION

    (a) All claims for indemnification under this Agreement (except Article VII) shall be asserted and resolved as follows in this Section 16.4. The provisions of Article XVI shall be the sole manner by which the Indemnified Party shall assert any claim against the Indemnifying Party that does not involve a Third Party Claim, including without limitation any claim for breach of this Agreement.

     (b) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 16.1, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XVI with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

     (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 16.4(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession, subject to a confidentiality agreement, with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that
(i) purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party, (ii) involves a guilty plea to any crime or
(iii) involves a fine or penalty, whether or not paid by the Indemnifying Party, without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 16.4(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party (provided that such expenses are reasonable), and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

     (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article XVI, (B) elects not to defend the Indemnified Party pursuant to Section 16.4(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 16.4(c) or
(ii) elects to defend the Indemnified Party pursuant to Section 16.4(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (provided that such expenses are reasonable) (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XVI and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
Section 16.4 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 16.4(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

     (e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

     (f)  Payments of all amounts owing by an Indemnifying
Party pursuant to this Article XVI relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 16.4(e) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

     16.5  REMEDIES NOT EXCLUSIVE

     The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

                                 ARTICLE 17
                                 TERMINATION

     17.1GROUNDS FOR TERMINATION

     This Agreement may be terminated at any time before the Effective Date, in each case as authorized by the respective Boards of Directors of the Parties:

     (a)  By mutual written consent of each of RAI and IBUI;

     (b) By RAI or IBUI if the Merger and Share Exchange shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 17.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before the Termination Date;

     (c)  By RAI or IBUI if a court of competent
jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the Parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

     (d) By IBUI if RAI shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by RAI shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to RAI's obligations to consummate the transactions contemplated hereby;

     (e) By RAI if IBUI shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to IBUI's obligations to consummate the transactions contemplated hereby;

     (f)  By RAI if at the RAI Stockholder Meeting
(including any adjournment thereof) this Agreement and the Merger and Share Exchange shall fail to be approved and adopted by the affirmative vote of the stockholders of RAI as required under the DGCL;

     (g)  By IBUI if at the IBUI Shareholder Meeting
(including any adjournment thereof) this Agreement and the Merger and Share Exchange shall fail to be approved and adopted by the affirmative vote of the stockholders of IBUI as required under Nevada law;

     (h) By RAI, prior to the approval of this Agreement by the stockholders of RAI, upon five days notice to IBUI, if, as a result of an Acquisition Proposal received by RAI from a Person other than a Party to this Agreement or any of its Affiliates, the Board of Directors of RAI determines in good faith that its fiduciary obligations under applicable Law require that such Acquisition Proposal be accepted; provided, however, that (i) immediately following such termination RAI executes with such third party a definitive agreement to implement such Acquisition Proposal, (ii) the Board of Directors of RAI shall have concluded in good faith, after considering applicable provisions of applicable Law and after giving effect to all concessions which may be offered by IBUI pursuant to clause (iii) below, on the basis of advice of counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, and (iii) prior to any such termination, (x) RAI shall have provided IBUI with five days' notice of the terms of the proposal and otherwise complied with Section 8.2(a) hereof (including making the finding contemplated by Section 8.2(a)(x) hereof) and (y) RAI shall, and shall cause its financial and legal advisors to, negotiate with IBUI to make such adjustments in the terms and conditions of this Agreement as would enable RAI to proceed with the Transactions;

     (i) By IBUI, prior to the approval of this Agreement by the stockholders of IBUI, upon five days notice to RAI, if, as a result of an Acquisition Proposal received by IBUI from a Person other than a Party to this Agreement or any of its Affiliates, the Board of Directors of IBUI determines in good faith that its fiduciary obligations under applicable Law require that such Acquisition Proposal be accepted; provided, however, that (i) immediately following such termination IBUI executes with such third party a definitive agreement to implement such Acquisition Proposal, (ii) the Board of Directors of IBUI shall have concluded in good faith, after considering applicable provisions of applicable Law and after giving effect to all concessions which may be offered by RAI pursuant to clause (iii) below, on the basis of advice of counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, and
(iii) prior to any such termination, (x) IBUI shall have provided RAI with five days' notice of the terms of the proposal and otherwise complied with Section 8.2(b) hereof (including making the finding contemplated by Section 8.2(b)(i)(x) hereof) and (y) IBUI shall, and shall cause its financial and legal advisors to, negotiate with RAI to make such adjustments in the terms and conditions of this Agreement as would enable IBUI to proceed with the Transactions.

     (j) By RAI if the Board of Directors of IBUI shall withdraw, modify or change its recommendation of this Agreement or the Merger and Share Exchange or shall have failed to reaffirm its recommendation within five business days of RAI's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal.

     (k) By IBUI if the Board of Directors of RAI shall withdraw, modify or change its recommendation of this Agreement or the Merger and Share Exchange or shall have failed to reaffirm its recommendation within five business days of IBUI's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal.

     (l)  By IBUI if RAI is not listed for trading on the NASDAQ
Smallcap Market on the Effective Date.

     17.2  EFFECT OF TERMINATION
..
     (a)  If this Agreement is terminated pursuant to
Section 17.1(a), (b), or (l), this Agreement shall be terminated and there shall be no liability on the part of any of the Parties; notwithstanding the foregoing, nothing herein shall relieve any Party from liability for any willful breach hereof; provided that the provisions of Sections 8.3, 8.4(b), 9.6, 10.6,
11.2 and this Section 17.2 shall survive the termination hereof.

     (b) If this Agreement is terminated by IBUI pursuant to Section 17.1(d) or (k) or by RAI pursuant to Section 17.1(f) or (h), then RAI shall pay IBUI liquidated damages in the amount of US$500,000.

     (c)  If this Agreement is terminated by RAI pursuant to
Section 17.1(e) or (j) or by IBUI pursuant to Section 17.1(g) or
(i) , then IBUI shall pay RAI liquidated damages in the amount of US$500,000.

                                 ARTICLE 18
                               GENERAL MATTERS

     18.1  [Intentionally Omitted]

     18.2  CONTENTS OF AGREEMENT

     This Agreement, together with the other Transaction Documents, set forth the entire understanding of the Parties hereto with respect to the Transactions and supersede all prior agreements or understandings among the Parties regarding those matters.

     18.3  AMENDMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC.

     This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions. Nothing in this Agreement is intended or will be construed to confer on any Person other than the Parties hereto any rights or benefits hereunder.

     18.4  INTERPRETATION

     Unless the context of this Agreement clearly requires otherwise,
(a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including," "includes" or similar words has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Disclosure Schedule and Exhibit references are to this Agreement unless otherwise specified. The Exhibits and Schedules referred to in this Agreement will be deemed to be a part of this Agreement. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

     18.5  NOTICES

     All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by a nationally recognized overnight courier upon proof of delivery. Any notices shall be deemed given upon receipt at the address set forth below, unless such address is changed by notice to the other Party hereto:

If to RAI:  Return Assured Incorporated
            885 West Georgia, Suite 2240
            Vancouver, BC V6C 3E8
            Attn:  Matthew Sebal

with a required copy to:  Kaplan Gottbetter & Levenson, LLP
                          630 Third Avenue
                          New York, New York 10017
                          Attn:  Adam S. Gottbetter, Esq.

If to IBUI:  Internet Business's International, Inc.
             3900 Birch Street
             Suite 103
             New Port Beach, CA 32826
             Attn:  Albert R. Reda

     18.6  GOVERNING LAW AND VENUE

     This Agreement shall be construed and interpreted in accordance with the Laws of the State of New York without regard to its provisions concerning conflict of laws. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in the State of New York, New York County.

     18.7  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     18.8  WAIVERS

     Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the Party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

     18.9  MODIFICATION

     No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

     18.10  ENFORCEMENT OF AGREEMENT

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

     18.11  WAIVER OF JURY TRIAL

     Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the Transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.11.

     18.12  SEVERABILITY

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

     IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.

                             INTERNET BUSINESS'S INTERNATIONAL, INC.


                             By:/s/  Albert Reda
                             Albert Reda
                             Chief Executive Officer

                             RETURN ASSURED INCORPORATED


                             By:/s/  Matthew J. Sebal
                             Matthew J. Sebal
                             President


                             IBUI ACQUISITION CORPORATION


                             By:/s/  Matthew J. Sebal
                             Name: Matthew J. Sebal
                             Title: President